EXHIBIT 10.3

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                Healthology, Inc.

                                    * * * * *

     Healthology, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     FIRST: The name of the corporation is Healthology, Inc. (the
"Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 28, 2000.

     SECOND: This Amended and Restated Certificate of Incorporation (the "Certificate") has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL").

     THIRD: This Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Corporation's Certificate of Incorporation, as follows:

                                   ARTICLE I

     The name of the corporation is Healthology, Inc.

                                   ARTICLE II

     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the GCL.

                                   ARTICLE IV

     The Corporation is to have perpetual existence.

                                   ARTICLE V

     5.1 Classes of Stock. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is forty-five million (45,000,000), consisting of (a) fifteen million (15,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock"), including three million five hundred thousand (3,500,000) shares designated "Series A Convertible Voting Preferred Stock" (the "Series A Preferred Stock") and six million two hundred twenty five thousand (6,225,000) shares designated "Series B Convertible Voting


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Preferred Stock" (the "Series B Preferred Stock," and together with the Series A
Preferred Stock, the "Series A and B Preferred Stock") and (b) thirty million (30,000,000) shares of common stock, par value $.01 per share (the "Common Stock").

     5.2 Additional Series of Preferred Stock.

          (a) Subject to approval by holders of shares of any class or series of Preferred Stock to the extent such approval is required by its terms, the Board of Directors of the Corporation (the "Board of Directors") is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock in addition to the Series A and Series B Preferred Stock and each additional series of Preferred Stock shall have such voting powers, if any, preferences and relative, participating, optional and other special rights and such qualifications, limitations and restrictions thereon, if any, as may be provided in the resolution of the Board of Directors providing for the issue of such additional Preferred Stock.

          (b) The powers, preferences and relative, participating optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

          (c) Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted into or exchanged for any other security shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

                                   ARTICLE VI

     6.1 Powers, Preferences and Rights of the Series A and B Preferred Stock. The powers, preferences and rights of the Series A and B Preferred Stock and the qualifications, limitations and restrictions thereof are as follows:

          (a) Ranking. The Series A Preferred Stock and the Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, be pari passu, and the Series A and B Preferred Stock shall rank senior to all other capital stock of the Corporation.

          (b) Dividends. The holders of record of shares of the Series A and B Preferred Stock shall be entitled to receive dividends, when, as and if

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     declared by the Board of Directors, out of funds legally available therefore. Dividends on the Series A and B Preferred Stock will be non-cumulative. No dividend shall be paid on the Common Stock or any other series of the Corporation's Preferred Stock at a rate greater than the rate at which the dividends are paid on the Series A and B Preferred Stock (based on the number of shares of Common Stock into which the Series A and B Preferred Stock are convertible on the date the dividend is declared) and the Series A and B Preferred Stock shall be entitled to participate in any such dividends (on the same basis). Dividends paid on the Series A and B Preferred Stock are in preference to dividends paid on the Common Stock and any other stock ranking junior to the Series A and B Preferred Stock as to dividends.

          (c) Liquidation Preference. (1) If: (i) the Corporation or a third-party acquiror consummates a transaction or series of transactions in which more than 50% of the voting power of the Corporation is disposed of to a single person or group of affiliated persons; (ii) the Corporation consolidates or merges with or into any other corporation or entity in a transaction in which the Corporation is not the surviving company unless such merger is solely for purposes of reincorporation; (iii) the Corporation sells all or substantially all of its assets to a third party; or (iv) a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation occurs (each of such events, a "Liquidation"), then the holders of the Series A Preferred Stock and the Series B Preferred Stock, at their option, will be entitled to receive in preference to the holders of Common Stock or any other stock ranking junior to the Series A and B Preferred Stock as to rights upon liquidation an amount (the "Liquidation Preference") equal to $1.00 per share (subject to adjustment for the events specified in Section 6.1(e)(4-6), below) plus any dividends declared and unpaid on the Series A Preferred Stock and the Series B Preferred Stock, respectively, to that date; provided, that if upon any Liquidation, the holders of the outstanding shares of Series A Preferred Stock or Series B Preferred Stock would receive more than the amount paid pursuant to this
     Section in the event their shares were converted into Common Stock immediately prior to such Liquidation and such shares of Common Stock received a liquidating distribution or distributions from the Corporation, then each holder of Series A Stock or Series B Preferred Stock shall receive as a distribution from the Corporation in connection with such Liquidation an amount equal to the amount that would be paid if such holder's shares of Series A Preferred Stock or Series B Preferred Stock were converted into Common Stock immediately prior to such Liquidation. After setting apart or paying in full the Liquidation Preference, the remaining assets (whether stated capital or surplus), if any, and all consideration received by the Corporation in excess of the Liquidation Preference, shall be distributed to the holders of record of the issued and outstanding shares of Common Stock. If upon any Liquidation of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the Series A and B Preferred Stock shall be insufficient to permit payment in full to the holders of the Series A and B Preferred Stock of the Liquidation Preference, then the entire assets of the Corporation shall be distributed ratably among such holders in proportion to the full respective distributive amounts to which they are entitled. Written notice of a Liquidation, stating a payment date, the estimated amount of the Liquidation Preference, and the place where said amounts shall be payable shall be given by mail not less than ten (10) days prior to the payment date stated therein, to each holder of record of Series A and B Preferred Stock at its address as shown by the records of

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     the Corporation. Notwithstanding the foregoing, however, the failure of the
     Corporation to give such notice, or any defect therein, shall not affect the legality or validity of any dividend, distribution or other action or event. Shares of Series A and B Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any distribution, or series of distributions, as shares of Common Stock, without first forgoing participation in the distribution, or series of distributions, as shares of Series A Preferred Stock or Series B Preferred Stock.

          (2) In the case of a Liquidation pursuant to Section 6.1(c)(1), if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as mutually determined by the good faith of the Board of Directors of the Corporation and the holders of at least a majority of all then outstanding shares of Series A and B Preferred Stock (exclusive of any holder who either directly or through any affiliate is a principal party to any of the transactions set forth in subclauses
     (c)(1)(i),(ii) or (iii) above of this Section 6.1). If the Board of Directors and such holders of at least a majority of all then outstanding shares of Series A and B Preferred Stock are unable to reach an agreement to determine the fair market value of the Series A and B Preferred Stock, then the fair market value will be determined by an appraiser of recognized standing selected by such holders of the Series A and B Preferred Stock and the Board of Directors or, if they cannot agree on an appraiser within ten
     (10) days, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the holders of the Series A and B Preferred Stock and the Corporation.

          (d) Conversion. The holders of the Series A and B Preferred Stock shall have the following conversion rights:

               (1) Optional Conversion. Each share of Series A and B Preferred Stock shall be convertible at any time, at the option of the holder of record thereof, into fully paid and nonassessable shares of Common Stock at the "Conversion Rate" (as defined in Section 6.1(d)(3) below) then in effect upon surrender to the Corporation or its transfer agent of the certificate or certificates representing the shares of Series A Preferred Stock or Series B Preferred Stock to be converted, as provided below, or if the holder notifies the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed, upon the execution and delivery of an agreement satisfactory to the Corporation to indemnify the Corporation from any losses incurred by it in connection therewith (without requiring the posting of any security).

               (2) Mandatory Conversion. Each share of Series A and B Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock at the Conversion Rate then in effect upon the consummation by the Corporation of a public offering of its Common Stock pursuant to a firm commitment underwriting and an effective registration under the Securities Act of 1933, as amended, in which the Corporation receives gross proceeds of at least

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          $20,000,000 (before the deduction of underwriters' commissions and expenses) and the Corporation has a post-initial public offering valuation, on a pro forma basis, of at least $80,000,000 (a "Qualified Public Offering"). Upon the consummation of a Qualified Public Offering, the outstanding shares of Series A and B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series A and B Preferred Stock being converted are delivered to the Corporation or its transfer agent, as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any losses incurred by it in connection therewith (without requiring the posting of any security).

               (3) Basis For Conversion; Converted Shares. The basis for any conversion under this Section shall be the "Conversion Rate" in effect at the time of conversion, which for the purposes hereof shall mean the number of shares of Common Stock issuable with respect to each share of Series A Preferred Stock or Series B Preferred Stock to be converted under this Section. Initially, the Conversion Rate shall be 1:1, i.e., one share of Common Stock for each share of Series A Preferred Stock or Series B Preferred Stock being converted. Such Conversion Rate shall be subject to adjustment as provided below. As used herein, the term "Conversion Price" initially shall be $1.00, but shall be subject to adjustment as provided herein. If any fractional interest in a share of Common Stock would be deliverable upon conversion of Series A Preferred Stock or Series B Preferred Stock, the Corporation shall pay in lieu of such fractional share a cash amount equal to the Conversion Price of such fractional share (computed to the nearest one hundredth of a share) in effect at the close of business on the date of conversion. Any shares of Series A Preferred Stock or Series B Preferred Stock which have been converted shall be canceled and the certificates representing such shares so converted shall represent the right to receive (x) such number of shares of Common Stock into which such shares of Series A Preferred Stock or Series B Preferred Stock are convertible, plus (y) cash payable for any fractional share plus (z) all accrued but unpaid dividends relating to such shares. Upon the conversion of any shares of Series A Preferred Stock or Series B Preferred Stock as provided in this Section 6.1, the Corporation shall promptly pay all then declared and accrued but unpaid dividends to the holder of the stock being converted, if any. The Board of Directors of the Corporation shall at all times reserve a sufficient number of authorized but unissued shares of Common Stock to be issued in satisfaction of the conversion rights and privileges aforesaid.

               (4) Mechanics of Conversion. Before any holder of shares of Series B Preferred Stock or Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, or

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          deliver an appropriate indemnity agreement (without requiring the posting of any security) at the office of the Corporation or its transfer agent and in the case of a conversion pursuant to Section 6.1(d)(1) above, shall give written notice to the Corporation of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock or Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled (together with a check payable to such holder or nominee in the amount of any cash amounts payable as a result of a conversion into fractional shares of Common Stock and all accrued but unpaid dividends) as aforesaid. A certificate or certificates will be issued for the remaining shares of Series A Preferred Stock or Series B Preferred Stock in any case in which fewer than all of the shares of Series A Preferred Stock or Series B Preferred Stock represented by a certificate are converted. Any such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock or Series B Preferred Stock to be converted, as the case may be, or in the case of automatic conversion, upon consummation of a Qualified Public Offering, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     (e) Adjustment of Conversion Price and Conversion Rate. The number and kind of securities issuable upon the conversion of the Series A and B Preferred Stock, the Conversion Price and the Conversion Rate shall be subject to adjustment from time to time in accordance with the following provisions:

          (1) Certain Definitions. For purposes of this Section 6.1:

          (A) The term "Additional Shares of Common Stock" shall mean all shares of Common Stock issued, or deemed to be issued by the Corporation pursuant to Section 6.1(e)(7) below, after the Original Issue Date (as defined below) except shares of Common Stock issuable upon conversion of the Series A Preferred Stock and/or the Series B Preferred Stock now or hereafter issued by the Corporation and shares issuable pursuant to the exercise of options or warrants outstanding on the Original Issue Date.

          (B) The term "Common Stock" shall be deemed to mean the common stock, par value $.01 per share, of the Corporation and the stock of the Corporation of any class, or series within a class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Corporation without limit as to the amount.

          (C) The term "Convertible Securities" shall mean any evidence of indebtedness, shares or other securities convertible into or exchangeable for Common Stock, including the Series A and B Preferred Stock.

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          (D) The term "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities except options issued pursuant to any employee stock plan issued prior to the Original Issue Date.

          (E) The term "Original Issue Date" shall mean, with respect to the Series A Preferred Stock, the date of the initial issuance of the Series A Preferred Stock, and with respect to the Series B Preferred Stock, the date of the initial issuance of the Series B Preferred Stock.

          (2) Reorganization; Share Exchange; Reclassification. In the event of a reorganization, share exchange, or reclassification, other than a change in par value, or from par value to no par value, or from no par value to par value or a transaction described in Section 6.1(e)(3-4) below, each share of Series A and B Preferred Stock shall, after such reorganization, share exchange or reclassification, be convertible into the kind and number of shares of stock or other securities or other property of the Corporation which the holder of Series A Preferred Stock or B Preferred Stock would have been entitled to receive if the holder had held the Common Stock issuable upon conversion of such share of Series A Preferred Stock or Series B Preferred Stock immediately prior to such reorganization, share exchange, or reclassification.

          (3) Merger; Consolidation. If (i) the Corporation consolidates or merges into or with any other corporation or corporations or any other entity or entities (excluding any merger or consolidation in which the Corporation is the surviving corporation and which does not result in any change in the Common Stock), (ii) in a single transaction or a series of related transactions, the Corporation sells or transfers all or substantially all its assets, or (iii) the Corporation engages in any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of stock dividends, subdivisions, split-up or combination of shares), each share of Series A and B Preferred Stock shall, after such merger, consolidation, reorganization, reclassification or transaction(s), be convertible into the kind and number of shares of stock and/or other securities, cash or other property which the holder of such share of Series A Preferred Stock or Series B Preferred Stock would have been entitled to receive if the holder had held the Common Stock issuable upon conversion of such share of Series A Preferred Stock or Series B Preferred Stock immediately prior to such merger or consolidation.

          (4) Subdivision or Combination of Shares. In case outstanding shares of Common Stock shall be subdivided, the Conversion Price shall be appropriately reduced as of the effective date of such subdivision so that the number of shares of Common Stock issuable upon conversion of any shares of Series A Preferred Stock or Series B Preferred Stock shall be increased in proportion to such increase of outstanding shares. In case outstanding shares of Common Stock shall be combined, the Conversion Price shall be appropriately increased as of the effective date of such combination so

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     that the number of shares of Common Stock issuable upon conversion of any shares of Series A Preferred Stock or Series B Preferred Stock shall be decreased in proportion to such decrease of outstanding shares.

          (5) Stock Dividends. In case shares of Common Stock are issued as a dividend or other distribution on the Common Stock, then the Conversion Price shall be adjusted, as of the earliest of the date of such declaration, payment or other distribution, to that price determined by multiplying the Conversion Price in effect immediately prior to such declaration, payment or other distribution by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the payment of such dividend or other distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the payment of such dividend or other distribution. In the event that the Corporation shall declare or pay any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock on an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.


          (6) Issuance of Additional Shares of Common Stock. If the Corporation shall issue any Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6.1 (e)(7) below), for no consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then in such event, the Conversion Price shall be reduced, concurrently with such issue, to a Conversion Price equal to the quotient obtained by dividing:

          (A) an amount equal to the total number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock that the aggregate consideration, if any, received or deemed to be received by the Corporation upon such issuance or sale would purchase at the Conversion Price prior to such dilutive issuance, multiplied by the Conversion Price in effect immediately prior to such issuance or sale, by

          (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

For purposes of these formulas, all shares of Common Stock issuable upon the exercise of outstanding Options or issuable upon the conversion (at the Conversion Price in effect immediately before such determinations) of the Series A and B Preferred Stock or outstanding Convertible Securities (including Convertible Securities issued upon the exercise of outstanding Options), shall be deemed outstanding shares of Common Stock.

          (7) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities, then the maximum

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     number of shares of Common Stock issuable upon the exercise of such
     Options, or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue of Options or Convertible Securities or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common stock are deemed to be issued:

          (A) no further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or the issue of Common Stock upon the conversion or exchange of such Convertible Securities on the original terms therefor; and

          (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Corporation, or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issuance of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, upon any such decrease or increase becoming effective, shall be recomputed to reflect such decrease or increase if it would result in a reduction of the Conversion Price (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock or the Series B Preferred Stock).


          (8) Determination of Consideration. For purposes of this Section 6, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

          (A) Cash and Property. Such consideration shall:

               (i) insofar as it consists of cash, be the aggregate amount of cash received by the Corporation (before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance or sale thereof); and

               (ii) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of the issue, as determined in accordance with the procedures set forth in Section 6.1(c)(2).

          (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6.1(e)(7) above, relating to Options and Convertible Securities, shall be the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto) payable to the Corporation upon the exercise of such Options or the

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     conversion or exchange of such Convertible Securities including any amounts received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities or receivable on the exercise of Options for Convertible Securities; provided that if in the case of Options or Convertible Securities the minimum aggregate amount of additional consideration cannot be ascertained, but is a function of anti-dilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

          (9) Adjustment of Conversion Rate. Upon each adjustment of the Conversion Price under the provisions of this Section, the Conversion Rate shall be adjusted to an amount determined by dividing $1.00 by such adjusted Conversion Price.

          (10) Other Provisions Applicable to Adjustment Under this Section. The following provisions will be applicable to the adjustments in Conversion Price and Conversion Rate as provided in this Section:

          (A) Treasury Shares. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation. For purposes of this Section, the sale or other disposition of any Common Stock of the Corporation theretofore held in its treasury shall, unless otherwise set forth herein, be deemed to be an issuance thereof.

          (B) Other Action Affecting Common Stock. In case the Corporation shall take any action affecting the outstanding number of shares of Common Stock other than an action described in any of the foregoing Sections 6.1(e)(2-7) hereof, inclusive, which would have an inequitable or dilutive effect on the holders of Series A Preferred Stock or Series B Preferred Stock, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation on the advice of the Corporation's independent public accountants may in good faith determine to be equitable in the circumstances.

          (11) Notices of Adjustments. Whenever the Conversion Rate and Conversion Price is adjusted as herein provided, an officer of the Corporation shall compute the adjusted Conversion Rate and Conversion Price in accordance with the foregoing provisions and shall prepare a written certificate setting forth such adjusted Conversion Rate and Conversion Price and showing in detail the facts upon which such adjustment is based, and such written instrument shall promptly be delivered to the record holders of the Series A and B Preferred Stock.

          (12) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A and B Preferred Stock, such number

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     of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A and B Preferred Stock; and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A and B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A and B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Certificate of Incorporation.

     (f) Put. (1) If fraud is committed by or on behalf of the Corporation in connection with that certain Series A Preferred Sock Purchase Agreement (the "Series A Stock Purchase Agreement"), between the Corporation and Le@p Technology, Inc. ("Leap") (formerly known as SEAL Holdings Corporation) or the Affiliated Agreements (as defined in the Series A Stock Purchase Agreement), as amended, or if the Corporation fails to perform in any material respect its obligations under the Series A Stock Purchase Agreement or the Affiliated Agreements, as amended, to provide information or to provide pre-emptive, tag-along or registration rights (the "Series A Rights") in accordance with the terms of the Series A Stock Purchase Agreement and the Affiliated Agreements, as amended, and such failure remains uncured twenty (20) days after written notice from a holder of the Series A Preferred Stock entitled to such Series A Rights by virtue of such agreements, then a holder of the Series A Preferred Stock may put (the "Series A Put") its Series A Preferred Stock (or any Common Stock acquired upon conversion thereof) to the Corporation at a price equal to the greater of (i) the original purchase price plus any dividends declared and unpaid or (ii) the fair market value of the Series A Preferred Stock (or any Common Stock acquired upon conversion thereof) on the date of the Series A Put. This right is in addition to any other remedy at law or in equity available to a holder of the Series A Preferred Stock.

     (2) If fraud is committed by or on behalf of the Corporation in connection with that certain Series B Preferred Sock Purchase Agreement (the "Series B Stock Purchase Agreement"), between the Corporation and Communicade, Inc. ("Communicade") or the Affiliated Agreements (as defined in the Series B Stock Purchase Agreement) or if the Corporation fails to perform in any material respect its obligations under the Series B Stock Purchase Agreement or the Affiliated Agreements to provide information or to provide pre-emptive, tag-along or registration rights (the "Series B Rights") in accordance with the terms of the Series B Stock Purchase Agreement and the Affiliated Agreements, and such failure remains uncured twenty (20) days after written notice from a holder of the Series B Preferred Stock entitled to such Series B Rights, then a holder of the Series B Preferred Stock may put (the "Series B Put") its Series B Preferred Stock (or any Common Stock acquired upon conversion thereof) to the Corporation at a price equal to the greater of (i) the original purchase price plus any dividends declared and unpaid or (ii) the fair market value of the Series B Preferred Stock (or any Common Stock acquired upon conversion thereof) on the date of the Series B Put. This right is in addition to any other remedy at law or in equity available to a holder of the Series B Preferred Stock.

     (3) If either the Series A Preferred Stock or the Series B Preferred (or any Common Stock acquired upon conversion thereof) are publicly traded, the value of the shares shall be the average closing price of such shares during the previous five (5) trading days prior to the Series A Put or Series B Put (collectively, a "Put"), as the case may be. If there is no public market for the shares, the fair market value of such shares will be valued by an appraiser of recognized standing selected by the holders of a majority of the issued and outstanding Series A Preferred Stock or Series B Preferred Stock, as the case may be, and the Corporation or, if they cannot agree on an appraiser within ten
(10) days, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the holders of Series A Preferred Stock or Series B Preferred Stock, as the case may be, who have elected to exercise a Put, and the Corporation. If the time for the closing of the Series A Put or Series B Put, as the case may be, has expired but for the determination of the value of the purchase price, then such closing shall be held on or prior to the fifth (5) business day after such valuation shall have been made pursuant to this subsection.

     (g) Notices of Record Dates and Effective Dates. In case (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock payable otherwise than in shares of Common Stock; (ii) the Corporation shall authorize the granting to the holders of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or any other rights; (iii) of any reorganization, share exchange or reclassification of the capital stock of the Corporation, or of any consolidation or merger to which the Corporation is party or of the sale, lease or exchange of all or substantially all of the property of the Corporation; or, (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then the Corporation shall cause to be mailed to the record holders of the Series A and B Preferred Stock at least ten (10) days prior to the applicable record date or effective date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution or rights are to be determined or the date on which such dividend, distribution, granting of rights, reclassification, reorganization, share exchange, consolidation, merger, sale, lease, exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such dividend, distribution, granting of rights, reclassification, reorganization share exchange, consolidation, liquidation, merger, sale, lease, exchange, dissolution, liquidation or winding up.

     (h) No Impairment. The Corporation will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or modify or seek to avoid or modify the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will, at all times, in good faith, assist in the carrying out of all the provisions hereof and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A and B Preferred Stock against impairment.

     (i) Voting Rights. The holders of the Series A and B Preferred Stock shall be entitled to notice of any stockholder's meeting. In addition to any special voting rights provided by applicable law or by contract (including, without limitation, that certain First Amended and Restated Investor Rights Agreement among the Corporation, Leap and Communicade (the "Investor Rights Agreement")), the holders of shares of Series A and B Preferred Stock shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, and shall be entitled to the number of votes equal to the number of full shares of Common Stock into which such shares of Series A Preferred Stock or Series B Preferred Stock, respectively, could be converted pursuant to the provisions of Section 6.1(d) hereof, at the record date for the determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. Notwithstanding the foregoing, on all matters that shall come before the stockholders of the Corporation for a vote, Communicade shall only be entitled to vote, in its discretion, its Series B Preferred Stock (on an as-converted basis) in an amount of up to 19% of the total issued and outstanding voting securities of the Corporation.

     (j) Protective Provisions. In addition to any other class vote that may be required by law or this Certificate, or any other rights provided by law, so long as any shares of Series A and B Preferred Stock are outstanding, the approval (by vote or written consent, as provided by law) of the holders of at least 66 2/3% of the Shares (as defined in the Investor Rights Agreement), voting together as a class, will be required to approve:

          (1) the authorization or issuance of any senior or parity security, including without limitation additional shares of the Series A Preferred or the Series B Preferred;

          (2) the purchase, redemption or retirement of any parity or junior security (except as contemplated by the Put (as defined below));

          (3) the declaration or payment of dividends (other than stock dividends) on any junior security;

          (4) any amendment of the Certificate of Incorporation or Bylaws of the Corporation that adversely affects the rights, preferences, privileges or limitations of the Series A Preferred Stock or the Series B Preferred Stock;

          (5) the entry by the Corporation into any Sale Transaction (as defined below), and

          (6) any issuance of employee stock options exercisable for the Corporation's capital stock that would result in outstanding employee stock options in excess of 20% of the Corporation's fully diluted equity (calculated as of the Original Issue Date of the Series B Preferred Stock).

     A "Sale Transaction" means either: (i) the Corporation or a third-party acquiror consummates a transaction or series of transactions in which more than 50% of the voting power of the Corporation is disposed of to a single person or group of affiliated persons; (ii) the Corporation consolidates or merges into any other corporation or corporations in a transaction in which the Corporation is not the surviving company; (iii) the Corporation sells all or substantially all of its assets to a third party; or (iv) a liquidation, dissolution or winding-up of the Corporation occurs. Notwithstanding the forgoing, the Corporation will be permitted to enter into a Sale Transaction without the approval of the holders of the Series A and B Preferred Stock if (i) the holders of the Series A and B Preferred Stock receive in respect of such Sale Transaction cash consideration (or liquid securities) equal to at least three times the original purchase price of the Series A and B Preferred Stock (as applicable) (plus all dividends declared and unpaid thereon), (ii) the sale is not made to a "Competitor" of Communicade and (iii) the purchase price in the Sale Transaction is not less than fair market value, as determined in accordance with the appraisal procedures set forth in Section 2.1(f) of the Investors Rights Agreement among the Corporation, Leap and Communicade. A "Competitor" means (i) any advertising agency holding company or (ii) any advertising agency.

     For purposes of the foregoing vote requirement, either Leap or Communicade may vote Shares which are owned by any other holder of Shares pursuant to any proxy, voting agreement or similar agreement.

          (k) Series A Protections. In addition to any other vote that may be required by law or this Certificate, or any other rights provided by law, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the approval (by vote or written consent, as provided by law) of a majority of the holders of the Series A Preferred
     Stock:

               (1) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the Series A Preferred Stock (whether or not such rights, preferences, privileges or restrictions are also shared with any other series or class of stock); or

               (2) enter into any contract, commitment or other agreement or understanding which would restrict or prohibit any holder of Series A Preferred Stock from exercising any of its respective rights under any agreement(s) with the Corporation.

          (l) Series B Protections. In addition to any other vote that may be required by law or this Certificate, or any other rights provided by law, so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the approval (by vote or written consent, as provided by law) of a majority of the holders of the Series B Preferred
     Stock:

               (1) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the Series B Preferred Stock (whether or not such rights, preferences, privileges or restrictions are also shared with any other series or class of stock); or

               (2) enter into any contract, commitment or other agreement or understanding which would restrict or prohibit any holder of Series B Preferred Stock from exercising any of its respective rights under any agreement(s) with the Corporation.

          (m) Redemption. The Series A and B Preferred Stock are not redeemable (except as contemplated by the Put).


     6.2 Common Stock. Except as otherwise provided herein, all shares of Common Stock issued and outstanding shall be identical, and shall entitle the holders thereof to the same rights, powers and privileges of stockholders under the DGCL. Each share of common stock shall entitle the holder thereof to one vote on each matter submitted to a vote of the stockholders of the Corporation.

                                  ARTICLE VII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE VIII

          (a) The Corporation shall indemnify, to the fullest extent permitted by the DGCL and as provided in the By-laws of the Corporation, any and all persons whom it shall have the power to indemnify from and against any and all expenses, liabilities and other matters.

          (b) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment or repeal of this Article 8 shall apply to or have any affect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring at the time of or prior to such amendment or repeal.

                                   ARTICLE IX

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the DGCL or on the application of trustees in dissolution of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by the President and attested to by the Secretary of Healthology, Inc. as of the 21st day of July, 2000.



                                    By: /s/ Steven M. Haimowitz, MD
                                        -------------------------------------
                                        Steven M. Haimowitz, MD
                                        President and Chief Executive Officer


Attest:


By:  /s/ Matthew Caleb
     -----------------------
     Matthew Caleb
     Secretary


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